Exhibit 3.1

SIXTH AMENDED AND RESTATED

BYLAWS
of
CBOE GLOBAL MARKETS, INC.

ARTICLE 1—OFFICES

1.1Registered Offices.  The registered office of Cboe Global Markets, Inc. (the “Corporation”) in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).

1.2Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

1.3Books.  The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require, provided such books and records are kept within the United States.

ARTICLE 2—STOCKHOLDERS

2.1Place of Meetings.  All meetings of stockholders shall be held at such place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chairman of the Board (or, if there is no Chairman of the Board, the Chief Executive Officer).

2.2Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time and at such place, if any, within or without the State of Delaware as shall be fixed by the Board of Directors, pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, or the Chairman of the Board (or, if there is no Chairman of the Board, the Chief Executive Officer) and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of stockholders shall be deemed to refer to such special meeting.  The Board of Directors may postpone, recess, reschedule or cancel any previously-scheduled annual meeting of stockholders for any reasonable reason.

2.3Special Meeting.  Special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Special meetings may not be called by any other person or persons. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.  The Board of Directors may postpone, recess, reschedule or cancel any previously-scheduled special meeting of stockholders for any reasonable reason.

2.4Notice of Meetings.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice of each meeting of stockholders, whether annual or special, shall be given in any manner permitted by law not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder as of the record date for determining the stockholders entitled to notice of the meeting. The notices of all meetings shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

2.5Voting List.   The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting (a) on a reasonably accessible, electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

2.6Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting (after taking into account the effect of any reduction of the number of shares entitled to vote as a result of the voting limitations imposed by Article Sixth of the Corporation’s Certificate of Incorporation, if any), present in person or represented by proxy, shall constitute a quorum for the transaction of business.

2.7Adjournments.    Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by (a) the holders of a majority in voting power of the stockholders present or represented at the meeting and entitled to vote, provided that a quorum is present in person or by proxy at such meeting, or (b) by any officer entitled to preside at or to act as secretary of such meeting, regardless of whether a quorum is present in person or by proxy. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.  If a quorum is present at a meeting that is later adjourned, then a quorum shall also be deemed present at the adjourned session of such meeting, unless a new record date is, or is required to be, set for the adjourned session.

2.8Voting.  Except as otherwise provided by the General Corporation Law of the State of Delaware (“DGCL”), the Certificate of Incorporation or these Bylaws, each stockholder shall have one vote for each share of capital stock entitled to vote and held of record by such stockholder.

2.9Proxy Representation.  Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in any manner permitted by law. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by or on behalf of a stockholder, if accepted by the Corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

2.10Action at Meeting.  When a quorum is present at any meeting, (a) a majority of the votes properly cast upon any question other than an election of directors shall decide the question, except when a different vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, and (b) each nominee for director shall be elected to the Board of Directors if a majority of the votes properly cast are in favor of such nominee’s election (i.e., if the number of votes properly cast “for” a nominee’s election exceeds the number of votes properly cast “against” that nominee’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election)); provided, however, that, if (x) the Secretary receives a notice that a stockholder has nominated one or more persons for election to the Board of Directors in compliance with the requirements set forth in these Bylaws and (y) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date that the Corporation first mails its notice of meeting for such election (a “Contested Election”), a plurality of the votes properly cast for the election of directors shall be sufficient to elect directors. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.11Notice of Business and Nomination of Directors at Meetings of Stockholders.

(a)Annual Meeting of Stockholders.

(i)At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting, and only such persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Business and nominations of persons for election to the Board of Directors at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (C) by any stockholder of the Corporation (I) who is a stockholder of record on the date of the notice given pursuant to this Section 2.11 and through the date of such annual meeting, (II) who is entitled to vote at the annual meeting and (III) who complies with the notice procedures set forth in this Section 2.11.  Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to propose business or director nominations before an annual meeting of stockholders, other than business properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision of law) and included in the Corporation’s notice of meeting in accordance therewith.

(ii)In order for proposals of business or director nominations pursuant to Section 2.11(a)(i)(C) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. In order for such notice to be timely, such notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred twentieth (120) day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or more than seventy (70) days after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than 5:00 p.m. Eastern Time on the tenth (10th) day following the date on which public announcement of the annual meeting date was made.  In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the providing of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a Stockholder Associated Person (as defined below), the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such Stockholder Associated Person) shall not exceed the number of directors to be elected at such annual meeting.

(iii)In order for such notice to be in proper written form, such notice shall set forth and include the following information:

(A)as to any business (other than director nominations) that the stockholder proposes to bring before the meeting: (I) a reasonably brief description of the business desired to be brought before the meeting; (II) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or the Bylaws of the Corporation, the language of the proposed amendment); (III) the reasons for conducting such business at the meeting; (IV) a complete and accurate description of any material interest in such business of such stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom; and (V) all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated

Person in connection with the solicitation of proxies in support of such proposed business pursuant to Regulation 14A under the Exchange Act;

(B)as to each proposed director nominee that the stockholder proposes to bring before the meeting (each a “Proposed Nominee”): (I) the name, age, business address and residence address of such Proposed Nominee; (II) the principal occupation or employment of such Proposed Nominee; (III) a completed written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form the stockholder must request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request); (IV) such Proposed Nominee’s executed written consent to being named in the proxy statement for the meeting as a director nominee; (V) such Proposed Nominee’s completed written representation and agreement in the form required by the Corporation (which form the stockholder must request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) that such Proposed Nominee: (1) is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (3) would, if elected as a director, comply with applicable rules of the exchange upon which the Corporation’s shares of common stock trade, the Certificate of Incorporation, all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines generally applicable to the Corporation’s directors, and applicable fiduciary duties under state law and, if elected as a director of the Corporation, currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (4) consents to the applicability to them of Article Fourteenth, Article Fifteenth and Sections (c) and (d) of Article Sixteenth of the Certificate of Incorporation, as applicable, with respect to their activities related to any of the Regulated Securities Exchange Subsidiaries (as defined in the Certificate of Incorporation); (5) intends to serve a full term if elected as a director of the Corporation and (6) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (VI) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proposed Nominee being nominated, on the one hand, and the stockholder providing notice and any Stockholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K (or any successor provision of law) if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee was a director or executive officer of such registrant; and

(VII) any other information concerning the Proposed Nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder; and

(C)as to the stockholder providing notice, any Stockholder Associated Person and any Proposed Nominee: (I) the name and address of such person (if applicable, as they appear on the Corporation’s books); (II) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such person, the dates such shares were acquired and the investment intent of such acquisition; (III) the name of each nominee holder for, and any pledge by such person or any number of, securities of the Corporation owned beneficially but not of record by such person; (IV) short interest of such person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (V) a description of any agreement, arrangement or understanding, whether written or oral, (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, borrowed or loaned shares or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation (a “Derivative Instrument”)), that has been entered into as of the date of the stockholder’s notice, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of capital stock of the Corporation, (VI) any rights to dividends on the shares of the capital stock of the Corporation owned beneficially by such person; (VII) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (VIII) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of securities of the Corporation where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (IX) a complete and accurate description of all agreements, arrangements or understandings, written or oral, and formal or informal, (1) between or among the stockholder providing notice and any of the Stockholder Associated Persons or (2) between or among the stockholder providing notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the foregoing or any Proposed Nominee, including, without limitation, (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing stockholder or Stockholder Associated Person has the right to vote any shares of capital stock of the Corporation, (y) that the stockholder providing notice or any of the Stockholder

Associated Persons may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee, or other action to be taken, by the stockholder providing notice or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by the stockholder providing notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D (or any successor provision of law) that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D (or any successor provision of law) is applicable to the stockholder providing notice, any Proposed Nominee, any Stockholder Associated Person or any other person or entity); (X) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such person may be entitled as a result of any increase or decrease in the value of shares of the capital stock of the Corporation or any Derivative Instruments; (XI) the investment strategy or objective, if any, of such stockholder providing notice and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; (XII) a complete and accurate description of any pending or, to such person’s knowledge, threatened, legal proceeding in which such person is a party or participant involving the Corporation or any publicly-disclosed officer, affiliate or associate of the Corporation; (XIII) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act; and (XIV) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for such business or the election of any Proposed Nominee, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute amending, restating or replacing such section), and the rules and regulations promulgated thereunder;

(D)a representation whether the stockholder providing notice and the Stockholder Associated Person, if applicable, intends or is part of a group which intends to (I) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposed business or elect the Proposed Nominee and/or (II) otherwise solicit proxies or votes from stockholders in support of such proposed business or Proposed Nominee;

(E)a representation that the stockholder providing notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually, in the case of a meeting held solely by means of remote communication) or by proxy at the meeting to bring such proposed business and/or nominate one or more Proposed Nominee; and

(F)an acknowledgment that, if the stockholder providing notice (or a qualified representative of such stockholder) does not appear to present such proposed business or Proposed Nominee at the meeting, the Corporation need not present such proposed business or Proposed Nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

In addition to the information required above, the Corporation may require any Proposed Nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, under the listing standards of each securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation.

(b)Special Meetings of Stockholders.  Only such business as shall have been brought before a special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or a duly authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (A) who is a stockholder of record on the date of the notice given pursuant to this Section 2.11 and through the date of such special meeting, (B) who is entitled to vote at the special meeting and (C) who complies with the notice procedures set forth in this Section 2.11.  In order for nominations pursuant to the foregoing clause (ii) to be properly brought before such special meeting by a stockholder, such stockholder must have given timely notice therefore in proper written form to the Secretary of the Corporation.  In order for such notice to be timely, it must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one-hundred twentieth (120th) day prior to such special meeting or, if public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made less than ninety (90) days prior to the date of the special meeting, the tenth (10th) day following the day on which such public announcement is first made.  In no event shall the adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the providing of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a Stockholder Associated Person, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such Stockholder Associated Person) shall not exceed the number of directors to be elected at such special meeting. In order for such notice to be in proper written form, such notice shall set forth and include all information required to be set forth and included in a notice for the nomination of a director under this Section 2.11, including the information set forth in Section 2.11(a)(iii).

(c)General.

(i) A stockholder providing notice of any proposed business or Proposed Nominee to be considered at a meeting of stockholders shall further update in writing any notice provided pursuant to this Section 2.11, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (A) as of the record date for determining the stockholders entitled to receive notice of the meeting and (B) as of the date that is ten (10) business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be received by the Secretary at the principal executive offices of the Corporation (I) not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (II) not later than seven (7) business days prior to the date for the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made pursuant to clause (B)).

(ii)If any information submitted pursuant to this Section 2.11 is inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws.  The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any such information within two (2) business days of becoming aware of such inaccuracy or change.  Upon written request by the Secretary, the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, and (B) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such proposed business or Proposed Nominee before the meeting) submitted by the stockholder pursuant to this Section 2.11 as of an earlier date.  If the stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.11.

(iii)Notwithstanding the provisions of this Section 2.11, a stockholder providing notice shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals or director nominations to be considered pursuant to this Section 2.11.

(iv)Notwithstanding the provisions of this Section 2.11, unless otherwise required by law or expressly waived in writing by the Corporation, if the stockholder providing notice (or a qualified representative of the stockholder) does not appear in person (including virtually, in the case of a meeting held solely by means of remote communication) at the stockholder meeting to present such proposed business or nomination, as applicable, such proposed business or nomination shall not be presented by the Corporation and shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.11, to be considered a qualified representative of the stockholder providing notice, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting and such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be provided to the Corporation at least twenty-four (24) hours prior to the meeting.

(v)For purposes of this Section 2.11, (A) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act (or any successor provision at law); (B) “Stockholder Associated Person” shall mean (I) any person who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act (or any successor provision at law)) with or otherwise acting in concert with such stockholder providing notice, (II) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (III) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the Corporation, (IV) any person that directly, or indirectly through one or more intermediaries, controls such stockholder or any Stockholder Associated Person and (V) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable; and (C) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(vi)Nothing in this Section 2.11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(vii)The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business or director nominations were not properly brought before the meeting in accordance with the provisions of this Section 2.11 and any such business not properly brought before the meeting shall be disregarded and shall not be transacted or considered.

2.12Action without Meeting.  Stockholders may not take any action by written consent in lieu of a meeting.

2.13Organization.  The Chairman of the Board, or in the Chairman of the Board’s absence, the Chief Executive Officer or President, shall call meetings of the stockholders to order and act as chairman of such meeting; provided, however, that the Board of Directors may appoint any director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; provided, however, that in the absence of the Secretary at any meeting of the stockholders, the chairman of such meeting may appoint any person to act as secretary of the meeting.

2.14Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

2.15Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include or address, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the maintenance of order at the meeting and the safety of those present, including the compliance with state and local laws and regulations concerning safety and security; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) removal of any stockholder or other individual who refuses to comply with meeting procedures, rules or guidelines; and (h) restrictions on the use of audio and/or video recording devices and cell phones.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE 3—DIRECTORS

3.1General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

3.2Number; Election; Qualification and Term of Office.  The Board of Directors of the Corporation shall consist of not less than 11 and not more than 23 directors, the exact number to be fixed by the Board of Directors from time to time pursuant to resolution adopted by the Board of Directors.

Directors shall be elected annually and shall hold office until the next annual meeting and until such time as their successors are elected or appointed and qualified, except in the event of earlier death, resignation or removal.

3.3Independent Directors.  At all times no less than two-thirds of the members of the Board of Directors shall satisfy the independence requirements adopted by the Board of Directors for directors of the Corporation, as may be modified and amended by the Board of Directors from time to time, and which shall satisfy the independence requirements contained in the listing standards of each national securities exchange on which the common stock of the Corporation is listed.

3.4Resignations.  A director may resign at any time by giving written or electronic notice of his resignation to the Chairman of the Board or the Secretary, and such resignation will be effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

3.5Vacancies.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an increase in the number of the directors, may be filled exclusively by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

3.6Chairman of the Board.  The Board of Directors shall appoint one of the directors to serve as Chairman of the Board. Except as provided for in Section 3.7 hereof, the Chairman of the Board shall be the presiding officer at all meetings of the Board of Directors and stockholders and shall exercise such other powers and perform such other duties as are delegated to the Chairman of the Board by the Board of Directors.

3.7Lead Director.  The Board of Directors may appoint one of the independent directors to serve as the Lead Director. The Lead Director shall perform such duties and possess such powers as the Board of Directors may from time to time prescribe.  The Lead Director, if appointed, shall be authorized to preside at meetings of the non-management directors and at meetings of the independent directors of the Board of Directors.

3.8Acting Chairman and Vacancy in Chairman of the Board Position.  (a) In the absence or inability to act of the Chairman of the Board, the Board of Directors may designate an Acting Chairman of the Board. The Acting Chairman of the Board, in the absence or inability to act of the Chairman, shall be presiding officer at all meetings of the Board of Directors and shall exercise such other powers and perform such other duties as are delegated to the Acting Chairman by the Board of Directors.  The Acting Chairman of the Board may be, but need not be, the same person as the Lead Director.

(b) If a vacancy occurs in the office of Chairman, the Board of Directors may fill such vacancy by the affirmative vote of at least a majority of the directors then in office.

3.9Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and at such place as shall be determined by the Chairman of the Board with notice of such determination provided to the full the Board of Directors.

3.10 Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary upon the written request of any four directors. The Secretary shall give at least 24 hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances, of such meeting to each director, either in person, by mail, messenger, overnight courier, facsimile machine, electronic mail or telephone. Every such notice shall state the time and place of the meeting which shall be fixed by the person calling the meeting, but need not state the purpose thereof except as otherwise required by statute.

3.11Participation in Meetings.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors or any members of any committee of the Board of Directors designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

3.12Action at Meeting.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of the Board of Directors, a whole number of directors equal to at least a majority of the total number of directors constituting the entire Board of Directors shall constitute a quorum for the transaction of business.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

3.13Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

3.14Compensation of Directors.  The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

3.15 Emergency Bylaws.   Notwithstanding anything to the contrary in the Certificate of Incorporation or these Bylaws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition (each, an “emergency”), and a quorum of the Board of Directors cannot readily be convened for action, this Section 3.15 shall apply.

(a)Any director or Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer or Secretary of the Corporation may call a meeting of the Board of Directors by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting.  Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(b)One-third (1/3) of the directors shall constitute a quorum, which may in all cases act by majority vote.

(c)Directors may take action to appoint one or more of the director or directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as directors of the Corporation while this Section 3.15 applies.

(d)To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and Bylaws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Section 3.15 is intended to and does hereby empower the Board of Directors with the maximum authority possible under the DGCL, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation.

(e)No director, officer or employee acting in good faith in accordance with this Section 3.15 or otherwise pursuant to Section 110 of the DGCL shall be liable except for willful misconduct.

(f)This Section 3.15 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the directors of the Corporation immediately prior to the emergency to resume management of the business of the Corporation.

(g)The Board of Directors may modify, amend or add to the provisions of this Section 3.15 in order to make any provision that may be practical or necessary given the circumstances of the emergency.

(h)The provisions of this Section 3.15 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of paragraph (e) of this Section 3.15 with regard to action taken prior to the time of such repeal or change.

ARTICLE 4—COMMITTEES

4.1Designation of Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it. The committees of the Board of Directors shall consist of an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and such other standing and special committees as may be approved by the Board of Directors. The Corporation shall have such other committees as may be provided in these Bylaws or as may be from time to time appointed by the Board of Directors. The Board of Directors shall designate the members of these other committees and may designate a Chairman and a Vice-Chairman thereof.

4.2The Executive Committee.  The Executive Committee will include the Chairman of the Board, the Chief Executive Officer (if a director), the Lead Director, if any, and such other number of directors that the Board of Directors deems appropriate, provided that at all times the majority of the directors serving on the Executive Committee must be independent directors. Members of the Executive Committee (other than those specified in the immediately preceding sentence) shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. Members of the Executive Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Board shall be the Chairman of the Executive Committee. Each member of this Committee shall be a voting member. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except it shall not have the power and authority of the Board of Directors to (a) approve or adopt or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, alter, amend or repeal any Bylaw of the Corporation.

4.3The Audit Committee.  The Audit Committee shall consist of at least three directors, all of whom must be independent directors and all of whom shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The exact number of Audit Committee members shall be determined from time to time by the Board of Directors. Members of the Audit Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Audit Committee shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The Audit Committee shall have such duties and may exercise such authority as may be prescribed by resolution of the Board of Directors and the Audit Committee Charter as adopted by resolution of the Board of Directors.

4.4The Compensation Committee.  The Compensation Committee shall consist of at least three directors, all of whom must be independent directors and all of whom shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The exact number of Compensation Committee members shall be determined from time to time by the Board of Directors. Members of the Compensation Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Compensation Committee shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The Compensation Committee shall have such duties and may exercise such authority as may be prescribed by resolution of the Board of Directors and the Compensation Committee Charter as adopted by resolution of the Board of Directors.

4.5The Nominating and Governance Committee.  The Nominating and Governance Committee shall consist of at least three directors, all of whom must be independent directors and all of whom shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The exact number of Nominating and Governance Committee members shall be determined from time to time by the Board of Directors. Members of the Nominating and Governance Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Nominating and Governance Committee shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The Nominating and Governance Committee shall have such duties and may exercise such authority as may be prescribed by resolution of the Board of Directors and the Nominating and Governance Committee Charter as adopted by resolution of the Board of Directors.

4.6Other.  All other committees shall have such duties and may exercise such authority as may be prescribed for them by the Board of Directors.

4.7Conduct of Proceedings.  Unless otherwise provided in the Certificate of Incorporation, these Bylaws, the charter of the committee or by the Board of Directors by resolution, each committee may determine the manner in which committee proceedings shall be conducted.  In the absence of any such established procedures, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3 of these Bylaws. Committees shall keep minutes of their meetings and periodically report their proceedings to the Board of Directors and appropriate committees of the Board of Directors to the extent requested by the Board of Directors or Board committee.

ARTICLE 5—OFFICERS

5.1Number and Election.  The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and such other officers as the Board of Directors may determine, including an Assistant Secretary or Assistant Treasurer. The Chief Executive Officer shall be appointed by an affirmative vote of the majority of the Board of Directors, and may, but need not be the Chairman of the Board. Such affirmative vote may also prescribe his duties not inconsistent with these Bylaws and may prescribe a tenure of office.

Two or more offices may be held by the same person, except the Chief Executive Officer may not also be the Secretary or Assistant Secretary and the President may not also be the Secretary or Assistant Secretary.

5.2Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. The Chief Executive Officer shall be the official representative of the Corporation in all public matters. The Chief Executive Officer shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe and that are incident to the office of Chief Executive Officer. The Chief Executive Officer shall not engage in any other business during his incumbency except with approval of the Board of Directors, and by his acceptance of the office of Chief Executive Officer he shall be deemed to have agreed to uphold these Bylaws.

5.3President.  The President may be the chief operating officer of the Corporation and shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President shall perform the officer duties of the Chief Executive Officer and, when so performing, shall have all the powers of and be subject to all the restrictions upon the office of Chief Executive Officer.

5.4Chief Financial Officer.  The Chief Financial Officer shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chief Executive Officer or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation.

5.5Vice Presidents.  Vice Presidents shall perform the duties prescribed by the Board of Directors, the Chief Executive Officer or President.

5.6Secretary.  The Secretary shall attend all meetings of stockholders and of the Board of Directors; the Secretary shall keep official records of meetings of stockholders at which action is taken and of meetings of the Board of Directors; the Secretary shall, in person or by representative, perform like services for the standing and special committees when required; the Secretary shall give notice of meetings of stockholders and of special meetings of the Board of Directors in accordance with the provisions of these Bylaws or as required by statute; the Secretary shall be custodian of the books, records, and corporate seal of the Corporation and attest, upon behalf of the Corporation, all contracts and other documents requiring authentication; the Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President.

5.7Treasurer.  The Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

5.8Qualification and Tenure.  No officer need be a stockholder of the Corporation. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him or her, or until his earlier death, resignation or removal.

5.9Resignation.  Any officer may resign by delivering such officer’s written resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.10Removals.  Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors, the Chief Executive Officer or the President; provided that the Chief Executive Officer can only be removed by the Board of Directors. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.11Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Secretary and Treasurer. Any vacancies occurring in any office of the Corporation at any time also may be filled by an officer authorized by the Board of Directors to appoint a person to hold such office.  Each such successor, however appointed, shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

5.12Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors unless otherwise delegated to the Compensation Committee of the Board of Directors or to members of senior management. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

ARTICLE 6—CAPITAL STOCK

6.1Issuance of Stock.  Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

6.2Certificates of Stock.  (a) The shares of stock in the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. If shares of stock in the Corporation are certificated, any signature on such certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(b)Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, if such shares are represented by certificates, which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3Transfers.  The shares of stock of the Corporation represented by certificates shall be transferable only upon the Corporation's books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates or uncertificated shares shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. Uncertificated shares of stock of the Corporation shall be transferable only upon the Corporation's books by the holders thereof in person or by their duly authorized attorneys and legal representatives upon receipt by the Corporation or its transfer agent of proper transfer instructions from the registered owner of such uncertificated shares or such holder's duly authorized attorneys and legal representatives, and upon receipt of proper transfer instructions such uncertificated shares shall be canceled, new uncertificated shares or certificates representing shares shall be issued to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

6.4Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate, certificates or uncertificated shares of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Corporation may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Corporation may require for the protection of the Corporation or any transfer agent or registrar.

6.5Fixing Date for Determination of Stockholders of Record.  (a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote at such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.6Dividends.  Subject to limitations contained in the DGCL, the Certificate of Incorporation and these Bylaws, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

ARTICLE 7—RESERVED

ARTICLE 8—NOTICES

8.1Notices.  Except as provided in Section 8.2 and to the extent permitted by law, any notice required to be given by these Bylaws or otherwise shall be deemed to have been given:

(a)in person upon delivery of the notice in person to the person to whom such notice is addressed;

(b)by mail upon deposit of the notice in the United States mail, enclosed in a postage prepaid envelope;

(c)by messenger or overnight courier service, the earlier of when the notice is received or left at the stockholder’s or director’s address;

(d)by facsimile machine upon acknowledgment by the facsimile machine used to transmit the notice of the successful transmission of the notice;

(e)by electronic mail, when directed to the stockholder’s or director’s electronic mail address unless, in the case of a stockholder, the stockholder has notified the Corporation of an objection to receiving notice by electronic mail or if such notice is prohibited by the DGCL; and

(f)by telephone when received.

Any such notice must be addressed to its intended recipient at the intended recipient’s address (including the intended recipient’s business or residence address, facsimile number, electronic address, or telephone number, as applicable) as it appears on the books and records of the Corporation, or if no address appears on such books and records, then at such address as shall be otherwise known to the Secretary. In the event that a notice is not provided in conformity with the provisions of this Section 8.1, the notice will be deemed to have been given to its intended recipient upon any receipt of the notice by its intended recipient.

8.2Electronic Notice.  Whenever any notice whatsoever is required to be given in writing to any stockholder by law, by the Certificate of Incorporation or by these Bylaws, such notice may be given by a form of electronic transmission to the stockholder in accordance with the DGCL.

8.3Waiver of Notice.  Whenever notice is required to be given under the provisions of any statute, the Certificate of Incorporation, these Bylaws, or otherwise, a waiver thereof, given by the person entitled to notice, or his proxy in the case of a stockholder, whether before or after the time stated therein shall be deemed equivalent to notice. Except as may be otherwise specifically provided by statute, any waiver by mail, messenger, overnight courier, facsimile machine, or electronic mail, bearing the name of the person entitled to notice shall be deemed a waiver duly given. Attendance of a person at a meeting, including attendance by proxy in the case of a stockholder, shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business the meeting is not lawfully called or convened. Except as required by statute or the Certificate of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or any committee need be specified in any waiver of notice.

ARTICLE 9—GENERAL PROVISIONS

9.1Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation ends on the close of business on December 31 of each year.

9.2Corporate Seal.  The corporate seal, if any, shall be in such form as shall be approved by the Board of Directors or an officer of the Corporation.

9.3Voting of Securities.  Except as the Board of Directors may otherwise designate, the Chief Executive Officer, Chief Financial Officer or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders or equity owners of any other corporation, organization or entity, the securities of which may be held by the Corporation.

9.4Evidence of Authority.  A certificate by the Secretary, or Assistant Secretary, as to any action taken by the stockholders, Board of Directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

9.5Certificate of Incorporation.  All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended, altered or restated and in effect from time to time.

9.6Transactions with Interested Parties.  No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, limited liability company, partnership, association or other organization in which one or more of the directors or officers are directors, managers or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director, manager or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

(1)The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(2)The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee at which the contract or transaction is authorized.

9.7Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

9.8Pronouns.  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

9.9Contracts.  In addition to the powers otherwise granted to officers pursuant to Article 5 hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

9.10Loans.  The Corporation may, to the extent permitted by applicable law, lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 9.10 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

9.11Records.  The Certificate of Incorporation, Bylaws and the proceedings of all meetings of the stockholders, the Board of Directors, the Executive Committee and any other committee of the Board of Directors shall be recorded in appropriate minute books provided for this purpose or in any other information storage device (whether in paper or electronic form), provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any such records so kept upon the request of any person entitled to inspect the same.

9.12Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

9.13Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE 10—AMENDMENTS

10.1Amendment.  These Bylaws may be amended, altered or repealed, and new Bylaws may be adopted at any time, by the Board of Directors. Stockholders of the Corporation may alter, amend or repeal any Bylaw; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or the Certificate of Incorporation, the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, alter, amend or repeal any provision of these Bylaws.

10.2Submission to Boards of any Regulated Securities Exchange Subsidiary.  Notwithstanding Section 10.1, for so long as the Corporation shall control, directly or indirectly, any national securities exchange (a “Regulated Securities Exchange Subsidiary”), before any amendment, alteration or repeal of any provision of these Bylaws shall be effective, such amendment, alteration or repeal shall be submitted to the board of directors of each Regulated Securities Exchange Subsidiary, and if such amendment, alteration or repeal must be filed with or filed with and approved by the Securities and Exchange Commission, then such amendment, alteration or repeal shall not become effective until filed with or filed with and approved by the Securities and Exchange Commission, as the case may be.

ARTICLE 11—FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; provided, however, that, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 11. If any action the subject matter of which is within the scope of this Article 11 is filed in a court other than the Delaware Court of Chancery (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have notice of and consented to (x) the exclusive personal jurisdiction of the Delaware Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article 11 and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior consent to, or selection of, an alternative forum by the Corporation shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article 11 with respect to any current or future actions or claims.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.